Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
XTRA-GOLD RESOURCES CORP.
(a Nevada corporation)

ARTICLE I
STOCKHOLDERS MEETINGS

A) ANNUAL MEETINGS shall be held on or before the anniversary of the Corporation each year, or at such other time as may be determined by the Board of Directors or the President, for the purposes of electing directors, and transacting such other business as may properly come before the meeting.

B) SPECIAL MEETINGS may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of a majority of the shares then outstanding and entitled to vote.

C) WRITTEN NOTICE stating the time and place of the meeting, signed by the President or the Secretary, shall be served either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting upon each Stockholder entitled to vote. Said notice shall state the purpose for which the meeting is called, no other business may be transacted at said meeting, unless by unanimous consent of all Stockholders present, either in person or by proxy.

D) PLACE of all meetings shall be at the principal office of the Corporation, or at such other place as the Board of Directors or the President may designate.

E) QUORUM: Two individuals present in person, each of whom is a Stockholder or a proxyholder entitled to vote at a meeting, shall constitute a quorum. If the Corporation has only one Stockholder, the Stockholder present in person or by proxy shall constitute a quorum.

F) VOTING: Each Stockholder shall have one vote for each share of stock registered in his name on the books of the Corporation, a majority vote shall authorize any corporate action, except the election of the Directors, who shall be elected by a plurality of the votes cast.

G) PROXY: At any meeting of the Stockholders any Stockholder may be represented and vote by a proxy, appointed in writing and signed. No proxy shall be valid after the expiration of six (6) months from the date of its execution, unless the person executing it specifies the length of time it is to continue in force, which I no case shall exceed seven (7) years from its execution.

H) CONSENT: Any action, except election of Directors, which may be taken by a vote of Stockholders at a meeting, may be taken without a meeting if authorized by a written consent of shareholders holding at least a majority of the voting power.

I) DISSENTERS’ RIGHTS: Pursuant to NRS 92A.380(1)(c), any stockholder of any class is entitled to dissent from and obtain payment of the fair market value of his shares in the event of the following corporate actions:

a.

an amendment to the articles of incorporation to add, change or remove any (1) provision restricting or constraining the issue, transfer or ownership of shares of that class; or (2) restriction on the business that may be conducted by the Corporation; or

b.	the sale, lease or exchange of all or substantially all of the Corporation’s assets.

ARTICLE II
BOARD OF DIRECTORS

A) OFFICE: The Board of Directors of the Corporation shall consist of not less than one (1) and not more than seven (7) directors. The number of directors may be fixed and changed from time to time by a resolution of the Board of Directors of the Corporation. All directors are in the same class and shall have equal voting rights. The directors shall hold office until the next meeting of stockholders held for the purpose of electing the Board of Directors or until their successors have been duly elected and qualified, or until a director’s prior death, resignation or removal. Any director may resign at any time upon written notice of such resignation to the Corporation.

B) DUTIES: The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved by the Stockholders.

C) MEETINGS: Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, at the place of the annual meeting of the Stockholders, or any such other time and place as the Board of Directors shall by resolution establish. Notice of any regular meeting shall not be required, unless the Board of Directors shall change the time or place of the regular meeting, notice must be given to each Director who was not present at the meeting at which change was made. Special meetings may be called by the President or by one of the Directors at such time and place specified in the notice or waiver of notice thereof. The notice of special meeting shall be mailed to each Director at least five (5) days before the meeting day, or if the notice is delivered personally, by telegram or telephone then the notice must be delivered the day before the meeting. Special meetings may be called without notice, provided a written waiver of notice is executed by a majority of the Board of Directors.

D) CHAIRMAN: At all meetings of the Board of Directors, the Chairman shall preside. If there is no Chairman once shall be chosen by the Directors.

E) QUORUM: A majority of the Board of Directors shall constitute a quorum.

F) VACANCIES: Any vacancy in the Board of Directors, unless the vacancy was caused by stockholder removal of a Director, shall be filled for the unexpired term by a majority vote of the remaining Directors, though less than a quorum, at any regular or special meeting of the Board of Directors called for that purpose.

G) A RESOLUTION in writing signed by a majority of the Board of Directors shall constitute action by the Board, with the same force and effect as though such resolution has been passed at a duly convened meeting. The Secretary shall record each resolution in the minute book.

H) COMMITTEES may be appointed by a majority of the Board of Directors from its number, by resolution, with such powers and authority to manage the business as granted by the resolution.

I) SALARIES of the Corporate Officers shall be determined by the Board of Directors.

ARTICLE III
OFFICERS

A) TITLE: This Corporation shall have a President, Secretary, Treasurer and such other officers as may be necessary. Any two or more offices may be held by the same person. The officers shall be appointed by the Board of Directors at the regular annual meeting of the Board.

B) DUTIES:

THE PRESIDENT SHALL:

1)	be the Chief Executive Officer of the Corporation;

2)	preside at all meetings of the Directors and the Stockholders;

3)	sign or countersign all certificates, contracts and other instruments of the Corporation as authorized by the Board of Directors and shall perform all such other incidental duties.

THE SECRETARY SHALL:

1)	have charge of the corporate books, responsible to make the necessary reports to the Stockholders and the Board of Directors;

2)	prepare and disseminate notices, waivers, consents, proxies and other material necessary for all meetings;

3)	file the sixty (60) day list of officers, directors, name of the resident agent and the filing fee to the Secretary of State;

4)	file the designation of resident agent in the office of the Country Clerk in which the principal office of the Corporation in Nevada is located;

5)	file the annual list of officers, directors and designation of resident agent along with the filing fee;

6)	be the custodian of the certified articles of incorporation, bylaws and amendments thereto;

7)	supply to the Resident Agent or Principal Corporate Nevada Office the name of the custodian of the stock ledger or duplicate stock ledger, along with the complete post office address of the custodian, where such stock ledger or duplicate stock ledger is kept.

THE TREASURER SHALL:

1)	have the custody of all monies and securities of the Corporation and shall keep regular books of account;

2)	perform all duties incidental to his office as directed of him by the Board of Directors and the President.

ARTICLE IV
STOCK

A) The certificates representing shares of the Corporation’s stock shall be in such form as shall be adopted by the Board of Directors, numbered and registered in the order issued. The certificates shall bear the following: the holder’s name, the number of shares of stock, the signature either of the Chairman of the Board of Directors or the President and either the Secretary or Treasurer;

B) Stock shall be issued in accordance with Article IV of the Articles of Incorporation at a fair market value determined by the Board of Directors notwithstanding that recourse can be made against the Board of Directors if shares are issued for less than fair market value. The shares shall be fully paid and non-assessable and no certificate for a share issuance shall be issued until the full amount of the consideration has been paid.

C) Each share of stock shall entitle the holder to one vote.

D) Consideration received by the Corporation on the issuance of shares shall not be in the form of promissory notes or services to be performed, or any combination thereof.

ARTICLE V
DIVIDENDS

DIVIDENDS may be declared and paid out of any funds available therefore, as often, in such amounts as the Board of Directors may determine, except as limited by law.

ARTICLE VI
FISCAL YEAR

THE FISCAL YEAR of the Corporation shall be determined by the Board of Directors.

ARTICLE VII
INDEMNIFICATION

PURSUANT TO NRS 78.751 any person who is a Director, Officer, Employee or Agent of this Corporation, who becomes a party to an action is entitled to indemnification against expenses including attorney fees, judgments, fines and amounts paid in settlement, if he acted in good faith and he reasoned his conduct or action to be in the best interest of the Corporation.

ARTICLE VIII
AMENDMENTS

A) STOCKHOLDERS shall have the authority to amend or repeal all the bylaws of the Corporation and enact new bylaws, by affirmative vote of the majority of the outstanding shares of stock entitled to vote.

B) THE BOARD OF DIRECTORS shall have the authority to amend, repeal or adopt new bylaws of the Corporation, but shall not alter or repeal any bylaws adopted by the Stockholders of the Corporation.

XTRA-GOLD RESOURCES CORP.

CERTIFICATE OF ADOPTION OF BYLAWS
AND RATIFICATION BY STOCKHOLDERS

THE UNDERSIGNED HEREBY CERTIFIES that he is the duly elected, qualified and acting Secretary of XTRA-GOLD RESOURCES CORP., a Nevada corporation, and that the foregoing Amended and Restated Bylaws, comprising five (5) pages, were adopted as the Corporation Bylaws on April 19, 2011, by the Corporation’s Board of Directors.

THE UNDERSIGNED HEREBY FURTHER CERTIFIES that the amendments to the Corporation’s Bylaws were ratified by the Stockholders at the annual and special meeting of stockholders on June 10, 2011.

THE UNDERSIGNED has hereunto set his hand this 10th day of June, 2011.

/s/ Peter C. Minuk

Peter C. Minuk
Secretary